UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 625-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 13, 2009, First Niagara Financial Group, Inc. (the “Company”) issued a press release which disclosed earnings results for the quarter ended March 31, 2009.

A copy of the press release is included as exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose, except for the tabular presentation, which is filed herein.

Item 8.01 Other Events

On April 13, 2009, the Company issued a press release announcing that it expects to offer and sell approximately $300 million of common stock in an underwritten public offering through Keefe, Bruyette & Woods and Goldman, Sachs & Co. The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission on Form S-3.

A copy of the press release is included as exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated April 13, 2009
99.2	Press release dated April 13, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: April 13, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 13, 2009
99.2	Press release dated April 13, 2009